UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 18, 2006

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2006, the Corporation was orally notified by the staff of The Nasdaq Stock Market (“Nasdaq”) that the staff had concluded that the Corporation’s recent offering of 23,121,387 shares of common stock and warrants to purchase up to an additional 5,780,346 shares of common stock previously announced on September 19, 2006 (the “Offering”) did not comply with the shareholder approval requirements set forth in Nasdaq Marketplace Rule 4350(i)(1)(D). Nasdaq Marketplace Rule 4350(i)(1)(D) requires shareholder approval in certain circumstances for transactions, other than “public offerings” as determined pursuant to the Nasdaq Marketplace Rules, that result in or may result in the issuance of 20% or more of the number of shares outstanding prior to the transaction at a price less than book or market value.

In response to the concerns raised by Nasdaq staff, the Corporation entered into agreements on October 16, 2006 with the investors in the Offering (“Investors”) to repurchase 1,094,000 shares of the Corporation’s common stock and warrants exercisable for up to 5,660,352 shares of the Corporation’s common stock previously issued to the Investors in exchange for aggregate consideration of approximately $3,024,691. The repurchase of the common stock is being effected at the original offer price of $1.73 per share issue price in the Offering pursuant to an Agreement (the “Stock Agreement”) by and among the Corporation and each Investor signatory thereto. The repurchase of the Corporation’s warrants is being effected at a price of $0.20 per share of common stock issuable upon exercise of the warrants being returned pursuant to the terms of a Warrant Repurchase Agreement (the “Warrant Agreement” and, together with the Stock Agreement, the “Repurchase Agreements”) by and among the Corporation and each Investor. As a result of these repurchases, the Corporation has reduced the number of shares originally issued or issuable in the Offering to 19.9% of the shares outstanding prior to the Offering.

On October 18, 2006, the Corporation received a Nasdaq Staff Deficiency Letter stating that the Offering did not comply with Nasdaq Marketplace Rule 4350(i)(1)(D), but that, based on the Repurchase Agreements, the Company had regained compliance with the Nasdaq Marketplace Rule 4350(i)(1)(D) and that the matter was now closed.

The description of the Repurchase Agreements does not purport to be complete and is qualified in its entirety by the full text of the Stock Agreement, the form of which is attached hereto as Exhibit 10.1, and the full text of the Warrant Agreement, the form of which is attached hereto as Exhibit 10.2, both of which are incorporated by reference herein. Other than in respect of the Repurchase Agreements and certain of the Company’s convertible indebtedness held by one of the Investors, the Corporation knows of no material relationship between the Corporation or its affiliates and the Investors.

On October 18, 2006, the Company issued a press release relating to the matters described herein, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

10.1	Form of Agreement, dated October 16, 2006, by and between the Corporation and the investors signatory thereto.

10.2	Form of Warrant Repurchase Agreement, dated October 16, 2006, by and between the Corporation and the holders signatory thereto

99.1	Press Release dated October 18, 2006 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 19, 2006	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
10.1	Form of Agreement, dated October 16, 2006, by and between the Corporation and the investors signatory thereto.

10.2	Form of Warrant Repurchase Agreement, dated October 16, 2006, by and between the Corporation and the holders signatory thereto

99.1	Press Release dated October 18, 2006 of Cell Therapeutics, Inc.